Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-273037, 333-289976, and 333-289977 on Form S-8 of our reports dated February 26, 2026, relating to the consolidated and combined financial statements of Fortrea Holdings Inc. and the effectiveness of Fortrea Holdings Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte and Touche LLP

Raleigh, North Carolina
February 26, 2026